UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2014

National Beverage Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14170	59-2605822
(Commission File Number)	(IRS Employer Identification No.)

8100 SW Tenth Street, Suite 4000
Fort Lauderdale, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 581-0922

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 3, 2014, National Beverage Corp. held its Annual Meeting of Shareholders. The following matters were voted upon at the meeting: (1) Election of one Class III Director for a term of three years and (2) advisory vote on executive compensation. With respect to these matters, Mr. Nick A. Caporella was re-elected by a vote of 40,130,150 shares for and 3,532,080** shares withheld and executive compensation was approved, by a non-binding advisory vote of 37,433,438 shares for, 6,216,462** shares against and 12,330 shares abstaining. There were no broker non-votes with respect to the above proposals.

** Unfortunately, many institutions have adopted restrictive corporate guidelines that specify they follow the voting recommendations of proxy advisory firms, regardless of the exemplary performance or other unique aspects of National Beverage Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Beverage Corp.
(Registrant)

Date: October 9, 2014	/s/ George R. Bracken
George R. Bracken
Executive Vice President - Finance